Exhibit 99.1

BeiGene Announces Inclusion of Three Innovative Oncology Products in China National Reimbursement Drug List (NRDL)

Internally-developed anti-PD-1 antibody tislelizumab and BTK inhibitor BRUKINSA® (zanubrutinib) are included in the NRDL in a total of four approved indications
XGEVA® (denosumab) from BeiGene’s strategic collaboration with Amgen is included in one approved indication
Company to host investor conference call and webcast on Monday, December 28 at 7:00 p.m. EST
BEIJING, China and CAMBRIDGE, Mass. – December 27, 2020 -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced that three of its innovative oncology medicines have been included in the updated National Reimbursement Drug List (NRDL) by the China National Healthcare Security Administration (NHSA), including its internally-developed anti-PD-1 antibody tislelizumab, its internally-developed BTK inhibitor BRUKINSA® (zanubrutinib), and XGEVA® (120-mg denosumab) from its strategic collaboration with Amgen.
“The NRDL’s inclusion of tislelizumab, BRUKINSA, and XGEVA will help expand access to these high-quality oncology treatments across China and alleviate the financial burden for many cancer patients and their families. We believe this could have a profound impact on patients in the country that is home to roughly one-quarter of the world’s new cancer patients every year,” commented Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene. “We are appreciative of our team’s efforts and our collaboration with Amgen in developing and commercializing these medicines, and understand that this accomplishment would not have been possible without China’s commitment to innovative, high-quality treatments through ongoing drug reform and the Healthy China initiative.”
“With these NRDL inclusions, BeiGene is making significant strides towards our mission, which at its core is to expand access to and improve affordability of impactful innovative medicines for patients around the world. We look forward to more exciting progress on this endeavor,” added Dr. Wu.
The following conditionally approved indications have been included in the updated NRDL:
•Tislelizumab for the treatment of patients with classical Hodgkin’s lymphoma (cHL) who received at least two prior therapies (approved in December 2019);
•Tislelizumab for the treatment of patients with locally advanced or metastatic urothelial carcinoma (UC) with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy (approved in April 2020);
•BRUKINSA for the treatment of adult patients with mantle cell lymphoma (MCL) who have received at least one prior therapy (approved in June 2020);
•BRUKINSA for the treatment of adult patients with chronic lymphocytic leukemia or small lymphocytic lymphoma (CLL/SLL) who have received at least one prior therapy (approved in June 2020); and
•XGEVA for the treatment of adults and skeletally mature adolescents with giant cell tumor of the bone (GCTB) that is unresectable or where surgical resection is likely to result in severe morbidity (Amgen obtained approval of XGEVA in China in May 2019).
As part of its broad development program, BeiGene expects to work with the NHSA for potential NRDL inclusion in future expanded indications for these medicines. The Center for Drug Evaluation (CDE) of the China National Medical Products Administration (NMPA) has accepted and is reviewing a total of four supplemental new drug applications (sNDAs) or supplemental biologics applications (sBLAs) for tislelizumab and BRUKINSA, including:
•Tislelizumab for first-line treatment of patients with advanced squamous non-small cell lung cancer (NSCLC) in combination with chemotherapy (accepted in April 2020);
•Tislelizumab for first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy (accepted in June 2020);
•Tislelizumab for previously treated patients with unresectable hepatocellular carcinoma (HCC) (accepted in July 2020); and
•BRUKINSA for patients with relapsed/refractory (R/R) Waldenström’s macroglobulinemia (WM) (accepted in October 2020, under priority review).
XGEVA has also received conditional approval in China for the prevention of skeletal-related events (SREs) in patients with bone metastases from solid tumors and in patients with multiple myeloma (MM), which was not eligible for 2020 NRDL considerations as it was approved after the cutoff date.
In addition, the following NDAs or BLAs for product candidates in BeiGene’s pipeline have been accepted by the CDE and are currently under review, including:

•Pamiparib, BeiGene’s investigational inhibitor of PARP1 and PARP2, for the treatment of patients with deleterious or suspected deleterious germline BRCA-mutated advanced ovarian, fallopian tube, or primary peritoneal cancer who have been treated with two or more lines of chemotherapy (accepted in July 2020, under priority review);
•KYPROLIS® (carfilzomib), from BeiGene’s strategic collaboration with Amgen, in combination with dexamethasone for the treatment of patients with R/R MM who have received at least two prior therapies (accepted in November 2019); and
•QARZIBA®▼ (dinutuximab beta), from BeiGene’s collaboration with EUSA Pharma, for the treatment of high-risk neuroblastoma in patients aged 12 months and above who have previously received induction chemotherapy and achieved at least a partial response, followed by myeloablative therapy and stem cell transplantation, as well as patients with history of R/R neuroblastoma with or without residual disease (accepted in November 2020, under priority review).
BeiGene Management Update Conference Call and Webcast Information
BeiGene will host an investor and analyst conference call and webcast to provide additional information on the NRDL listings on Monday, December 28 at 7:00 p.m. EST.
A live webcast of the conference call can be accessed from the investors section of BeiGene’s website at http://ir.beigene.com or http://hkexir.beigene.com. An archived replay will be available two hours after the event for 90 days.
About Tislelizumab
Tislelizumab (BGB-A317) is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcγR on macrophages. In pre-clinical studies, binding to FcγR on macrophages has been shown to compromise the anti-tumor activity of PD-1 antibodies through activation of antibody-dependent macrophage-mediated killing of T effector cells. Tislelizumab is the first drug from BeiGene’s immuno-oncology biologics program and is being developed internationally as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers.
Tislelizumab received conditional approval from the China NMPA as a treatment for patients with cHL who received at least two prior therapies and for patients with locally advanced or metastatic UC with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. Complete approval for these indications may be contingent upon results from ongoing randomized, controlled confirmatory clinical trials.
In addition, three sNDAs for tislelizumab have been accepted by the CDE of the NMPA and are under review, for first-line treatment of patients with advanced squamous NSCLC in combination with chemotherapy, for first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy, and for previously treated unresectable HCC.
Currently, 16 potentially registration-enabling clinical trials are being conducted in China and globally, including 12 Phase 3 trials and four pivotal Phase 2 trials.
Tislelizumab is not approved for use outside of China.
About BRUKINSA® (zanubrutinib)
BRUKINSA (zanubrutinib) is a small molecule inhibitor of Bruton’s tyrosine kinase (BTK), discovered by BeiGene scientists, that is currently being evaluated globally in a broad pivotal clinical program as a monotherapy and in combination with other therapies to treat various B-cell malignancies.
BRUKINSA was approved by the U.S. FDA in November 2019 to treat adult patients with MCL who have received at least one prior therapy. This indication was approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.
BRUKINSA received conditional approval from the China NMPA for the treatment of MCL in adult patients who have received at least one prior therapy and the treatment of CLL/SLL in adult patients who have received at least one prior therapy.
Complete approval for these indications may be contingent upon results from ongoing randomized, controlled confirmatory clinical trials. An sNDA of BRUKINSA in patients with relapsed/refractory WM has been accepted by the CDE of the NMPA and is currently under priority review.

A marketing authorization application (MAA) for BRUKINSA for the treatment of patients with WM who have received at least one prior therapy or as first-line treatment for patients unsuitable for chemo-immunotherapy has been accepted by the European Medicines Agency (EMA).

In addition, regulatory filings of BRUKINSA have been accepted in five countries and regions and are currently under review.
BRUKINSA is not approved outside of the United States and China.
IMPORTANT U.S. SAFETY INFORMATION FOR BRUKINSA (ZANUBRUTINIB)
Warnings and Precautions
Hemorrhage
Fatal and serious hemorrhagic events have occurred in patients with hematological malignancies treated with BRUKINSA monotherapy. Grade 3 or higher bleeding events including intracranial and gastrointestinal hemorrhage, hematuria and hemothorax have been reported in 2% of patients treated with BRUKINSA monotherapy. Bleeding events of any grade, including purpura and petechiae, occurred in 50% of patients treated with BRUKINSA monotherapy.
Bleeding events have occurred in patients with and without concomitant antiplatelet or anticoagulation therapy. Co-administration of BRUKINSA with antiplatelet or anticoagulant medications may further increase the risk of hemorrhage.
Monitor for signs and symptoms of bleeding. Discontinue BRUKINSA if intracranial hemorrhage of any grade occurs. Consider the benefit-risk of withholding BRUKINSA for 3-7 days pre- and post-surgery depending upon the type of surgery and the risk of bleeding.
Infections
Fatal and serious infections (including bacterial, viral, or fungal) and opportunistic infections have occurred in patients with hematological malignancies treated with BRUKINSA monotherapy. Grade 3 or higher infections occurred in 23% of patients treated with BRUKINSA monotherapy. The most common Grade 3 or higher infection was pneumonia. Infections due to hepatitis B virus (HBV) reactivation have occurred.
Consider prophylaxis for herpes simplex virus, pneumocystis jiroveci pneumonia and other infections according to standard of care in patients who are at increased risk for infections. Monitor and evaluate patients for fever or other signs and symptoms of infection and treat appropriately.
Cytopenias
Grade 3 or 4 cytopenias, including neutropenia (27%), thrombocytopenia (10%), and anemia (8%) based on laboratory measurements, were reported in patients treated with BRUKINSA monotherapy.
Monitor complete blood counts during treatment and treat using growth factor or transfusions, as needed.
Second Primary Malignancies
Second primary malignancies, including non-skin carcinoma, have occurred in 9% of patients treated with BRUKINSA monotherapy. The most frequent second primary malignancy was skin cancer (basal cell carcinoma and squamous cell carcinoma of skin), reported in 6% of patients. Advise patients to use sun protection.
Cardiac Arrhythmias
Atrial fibrillation and atrial flutter have occurred in 2% of patients treated with BRUKINSA monotherapy. Patients with cardiac risk factors, hypertension, and acute infections may be at increased risk. Grade 3 or higher events were reported in 0.6% of patients treated with BRUKINSA monotherapy. Monitor signs and symptoms for atrial fibrillation and atrial flutter and manage as appropriate.
Embryo-Fetal Toxicity
Based on findings in animals, BRUKINSA can cause fetal harm when administered to a pregnant woman. Administration of zanubrutinib to pregnant rats during the period of organogenesis caused embryo-fetal toxicity, including malformations at exposures that were 5 times higher than those reported in patients at the recommended dose of 160 mg twice daily. Advise women to avoid becoming pregnant while taking BRUKINSA and for at least 1 week after the last dose. Advise men to avoid fathering a child during treatment and for at least 1 week after the last dose. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to a fetus.

Adverse Reactions
The most common adverse reactions in > 10% of patients who received BRUKINSA were neutrophil count decreased (53%), platelet count decreased (39%), upper respiratory tract infection (38%), white blood cell count decreased (30%), hemoglobin decreased (29%), rash (25%), bruising (23%), diarrhea (20%), cough (20%), musculoskeletal pain (19%), pneumonia (18%), urinary tract infection (13%), hematuria (12%), fatigue (11%), constipation (11%), and hemorrhage (10%). The most frequent serious adverse reactions were pneumonia (11%) and hemorrhage (5%).
Of the 118 patients with MCL treated with BRUKINSA, 8 (7%) patients discontinued treatment due to adverse reactions in the trials. The most frequent adverse reaction leading to treatment discontinuation was pneumonia (3.4%). One (0.8%) patient experienced an adverse reaction leading to dose reduction (hepatitis B).
Drug Interactions
CYP3A Inhibitors: When BRUKINSA is co-administered with a strong CYP3A inhibitor, reduce BRUKINSA dose to 80 mg once daily. For co-administration with a moderate CYP3A inhibitor, reduce BRUKINSA dose to 80 mg twice daily.
CYP3A Inducers: Avoid co-administration with moderate or strong CYP3A inducers.
Specific Populations
Hepatic Impairment:  The recommended dose of BRUKINSA for patients with severe hepatic impairment is 80 mg orally twice daily.
INDICATION
BRUKINSA is a kinase inhibitor indicated for the treatment of adult patients with mantle cell lymphoma (MCL) who have received at least one prior therapy.
This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.
Please see full U.S. Prescribing Information at www.beigene.com/PDF/BRUKINSAUSPI.pdf and Patient Information at www.beigene.com/PDF/BRUKINSAUSPPI.pdf.
About XGEVA® (denosumab)
XGEVA targets the RANKL pathway to prevent the formation, function and survival of osteoclasts, which break down bone. XGEVA is indicated for the prevention of skeletal-related events in patients with multiple myeloma and in patients with bone metastases from solid tumors. XGEVA is also indicated for treatment of adults and skeletally mature adolescents with giant cell tumor of bone that is unresectable or where surgical resection is likely to result in severe morbidity and for the treatment of hypercalcemia of malignancy refractory to bisphosphonate therapy.
U.S. Approved Indications
XGEVA® is indicated for the prevention of skeletal-related events in patients with multiple myeloma and in patients with bone metastases from solid tumors.
XGEVA® is indicated for treatment of adults and skeletally mature adolescents with giant cell tumor of bone that is unresectable or where surgical resection is likely to result in severe morbidity.
XGEVA® is indicated for the treatment of hypercalcemia of malignancy refractory to bisphosphonate therapy.
Important U.S. Safety Information
Hypocalcemia
Pre‐existing hypocalcemia must be corrected prior to initiating therapy with XGEVA®. XGEVA® can cause severe symptomatic hypocalcemia, and fatal cases have been reported. Monitor calcium levels, especially in the first weeks of initiating therapy, and administer calcium, magnesium, and vitamin D as necessary.
Concomitant use of calcimimetics and other drugs that can lower calcium levels may worsen hypocalcemia risk and serum calcium should be closely monitored. Advise patients to contact a healthcare professional for symptoms of hypocalcemia.
An increased risk of hypocalcemia has been observed in clinical trials of patients with increasing renal dysfunction, most commonly with severe dysfunction (creatinine clearance less than 30 mL/minute and/or on dialysis), and with inadequate/no calcium supplementation. Monitor calcium levels and calcium and vitamin D intake.

Hypersensitivity

XGEVA® is contraindicated in patients with known clinically significant hypersensitivity to XGEVA®, including anaphylaxis that has been reported with use of XGEVA®. Reactions may include hypotension, dyspnea, upper airway edema, lip swelling, rash, pruritus, and urticaria. If an anaphylactic or other clinically significant allergic reaction occurs, initiate appropriate therapy and discontinue XGEVA® therapy permanently.
Drug Products with Same Active Ingredient
Patients receiving XGEVA® should not take Prolia® (denosumab).
Osteonecrosis of the Jaw
Osteonecrosis of the jaw (ONJ) has been reported in patients receiving XGEVA®, manifesting as jaw pain, osteomyelitis, osteitis, bone erosion, tooth or periodontal infection, toothache, gingival ulceration, or gingival erosion. Persistent pain or slow healing of the mouth or jaw after dental surgery may also be manifestations of ONJ. In clinical trials in patients with cancer, the incidence of ONJ was higher with longer duration of exposure.
Patients with a history of tooth extraction, poor oral hygiene, or use of a dental appliance are at a greater risk to develop ONJ. Other risk factors for the development of ONJ include immunosuppressive therapy, treatment with angiogenesis inhibitors, systemic corticosteroids, diabetes, and gingival infections.
Perform an oral examination and appropriate preventive dentistry prior to the initiation of XGEVA® and periodically during XGEVA® therapy. Advise patients regarding oral hygiene practices. Avoid invasive dental procedures during treatment with XGEVA®. Consider temporarily interrupting XGEVA® therapy if an invasive dental procedure must be performed.
Patients who are suspected of having or who develop ONJ while on XGEVA® should receive care by a dentist or an oral surgeon. In these patients, extensive dental surgery to treat ONJ may exacerbate the condition.
Atypical Subtrochanteric and Diaphyseal Femoral Fracture
Atypical femoral fracture has been reported with XGEVA®. These fractures can occur anywhere in the femoral shaft from just below the lesser trochanter to above the supracondylar flare and are transverse or short oblique in orientation without evidence of comminution.
Atypical femoral fractures most commonly occur with minimal or no trauma to the affected area. They may be bilateral and many patients report prodromal pain in the affected area, usually presenting as dull, aching thigh pain, weeks to months before a complete fracture occurs. A number of reports note that patients were also receiving treatment with glucocorticoids (e.g. prednisone) at the time of fracture. During XGEVA® treatment, patients should be advised to report new or unusual thigh, hip, or groin pain. Any patient who presents with thigh or groin pain should be suspected of having an atypical fracture and should be evaluated to rule out an incomplete femur fracture. Patients presenting with an atypical femur fracture should also be assessed for symptoms and signs of fracture in the contralateral limb. Interruption of XGEVA® therapy should be considered, pending a risk/benefit assessment, on an individual basis.
Hypercalcemia Following Treatment Discontinuation in Patients with Giant Cell Tumor of Bone (GCTB) and in Patients with Growing Skeletons
Clinically significant hypercalcemia requiring hospitalization and complicated by acute renal injury has been reported in XGEVA®-treated patients with GCTB and in patients with growing skeletons within one year of treatment discontinuation. Monitor patients for signs and symptoms of hypercalcemia after treatment discontinuation and treat appropriately.
Multiple Vertebral Fractures (MVF) Following Treatment Discontinuation
Multiple vertebral fractures (MVF) have been reported following discontinuation of treatment with denosumab. Patients at higher risk for MVF include those with risk factors for or a history of osteoporosis or prior fractures. When XGEVA® treatment is discontinued, evaluate the individual patient’s risk for vertebral fractures.
Embryo‐Fetal Toxicity
XGEVA® can cause fetal harm when administered to a pregnant woman. Based on findings in animals, XGEVA® is expected to result in adverse reproductive effects.
Advise females of reproductive potential to use effective contraception during therapy, and for at least 5 months after the last dose of XGEVA®. Apprise the patient of the potential hazard to a fetus if XGEVA® is used during pregnancy or if the patient becomes pregnant while patients are exposed to XGEVA®.

Adverse Reactions

The most common adverse reactions in patients receiving XGEVA® with bone metastasis from solid tumors were fatigue/asthenia, hypophosphatemia, and nausea. The most common serious adverse reaction was dyspnea. The most common adverse reactions resulting in discontinuation were osteonecrosis and hypocalcemia.
For multiple myeloma patients receiving XGEVA®, the most common adverse reactions were diarrhea, nausea, anemia, back pain, thrombocytopenia, peripheral edema, hypocalcemia, upper respiratory tract infection, rash, and headache. The most common serious adverse reaction was pneumonia. The most common adverse reaction resulting in discontinuation of XGEVA® was osteonecrosis of the jaw.
The most common adverse reactions in patients receiving XGEVA® for giant cell tumor of bone were arthralgia, headache, nausea, back pain, fatigue, pain in extremity, nasopharyngitis, musculoskeletal pain, toothache, vomiting, hypophosphatemia, constipation, diarrhea, and cough. The most frequent serious adverse reactions were osteonecrosis of the jaw, bone giant cell tumor, anemia, pneumonia, and back pain. The most frequent adverse reaction resulting in discontinuation of XGEVA® was osteonecrosis of the jaw.
Please visit www.XGEVA.com for full prescribing information.
About KYPROLIS® (carfilzomib)
Proteasomes play an important role in cell function and growth by breaking down proteins that are damaged or no longer needed.i KYPROLIS has been shown to block proteasomes, leading to an excessive build-up of proteins within cells.ii In some cells, KYPROLIS can cause cell death, especially in myeloma cells because they are more likely to contain a higher amount of abnormal proteins. i, ii
Since its first approval in 2012, approximately 150,000 patients worldwide have received KYPROLIS.iii KYPROLIS is approved in the U.S. for the following:
•for the treatment of patients with relapsed or refractory multiple myeloma who have received one to three lines of therapy in combination with
◦Lenalidomide and dexamethasone; or
◦Dexamethasone; or
◦Daratumumab and dexamethasone.
•as a single agent for the treatment of patients with relapsed or refractory multiple myeloma who have received one or more lines of therapy.
KYPROLIS is also approved in Algeria, Argentina, Australia, Bahrain, Belarus, Brazil, Canada, Chile, Colombia, Ecuador, Egypt, European Union, Hong Kong, India, Israel, Japan, Jordan, Kazakhstan, Kuwait, Lebanon, Macao, Malaysia, Mexico, Morocco, New Zealand, Oman, Peru, Philippines, Qatar, Russia, Saudi Arabia, Serbia, Singapore, S. Africa, S. Korea, Switzerland, Taiwan, Thailand, Turkey and United Arab Emirates.
U.S. KYPROLIS® (carfilzomib) Important Safety Information
INDICATIONS
•KYPROLIS® (carfilzomib) is indicated in combination with dexamethasone or with lenalidomide plus dexamethasone or with daratumumab and dexamethasone for the treatment of adult patients with relapsed or refractory multiple myeloma who have received one to three lines of therapy.
•KYPROLIS® is indicated as a single agent for the treatment of adult patients with relapsed or refractory multiple myeloma who have received one or more lines of therapy.
IMPORTANT SAFETY INFORMATION FOR KYPROLIS
Cardiac Toxicities
•New onset or worsening of pre-existing cardiac failure (e.g., congestive heart failure, pulmonary edema, decreased ejection fraction), cardiomyopathy, myocardial ischemia, and myocardial infarction including fatalities have occurred following administration of KYPROLIS. Some events occurred in patients with normal baseline ventricular function. Death due to cardiac arrest has occurred within one day of administration.
•Monitor patients for signs or symptoms of cardiac failure or ischemia. Evaluate promptly if cardiac toxicity is suspected. Withhold KYPROLIS for Grade 3 or 4 cardiac adverse reactions until recovery, and consider whether to restart at 1 dose level reduction based on a benefit/risk assessment.

•While adequate hydration is required prior to each dose in Cycle 1, monitor all patients for evidence of volume overload, especially patients at risk for cardiac failure. Adjust total fluid intake as clinically appropriate.
•For patients ≥ 75 years of age, the risk of cardiac failure is increased. Patients with New York Heart Association Class III and IV heart failure, recent myocardial infarction, conduction abnormalities, angina, or arrhythmias may be at greater risk for cardiac complications and should have a comprehensive medical assessment prior to starting treatment with KYPROLIS and remain under close follow-up with fluid management.
Acute Renal Failure
•Cases of acute renal failure, including some fatal renal failure events, and renal insufficiency (including renal failure) have occurred. Acute renal failure was reported more frequently in patients with advanced relapsed and refractory multiple myeloma who received KYPROLIS monotherapy. Monitor renal function with regular measurement of the serum creatinine and/or estimated creatinine clearance. Reduce or withhold dose as appropriate.
Tumor Lysis Syndrome
•Cases of Tumor Lysis Syndrome (TLS), including fatal outcomes, have occurred. Patients with a high tumor burden should be considered at greater risk for TLS. Adequate hydration is required prior to each dose in Cycle 1, and in subsequent cycles as needed. Consider uric acid lowering drugs in patients at risk for TLS. Monitor for evidence of TLS during treatment and manage promptly, and withhold until resolved.
Pulmonary Toxicity
•Acute Respiratory Distress Syndrome (ARDS), acute respiratory failure, and acute diffuse infiltrative pulmonary disease such as pneumonitis and interstitial lung disease have occurred. Some events have been fatal. In the event of drug–induced pulmonary toxicity, discontinue KYPROLIS.
Pulmonary Hypertension
•Pulmonary arterial hypertension (PAH) was reported. Evaluate with cardiac imaging and/or other tests as indicated. Withhold KYPROLIS for PAH until resolved or returned to baseline and consider whether to restart based on a benefit/risk assessment.
Dyspnea
•Dyspnea was reported in patients treated with KYPROLIS. Evaluate dyspnea to exclude cardiopulmonary conditions including cardiac failure and pulmonary syndromes. Stop KYPROLIS for Grade 3 or 4 dyspnea until resolved or returned to baseline. Consider whether to restart based on a benefit/risk assessment.
Hypertension
•Hypertension, including hypertensive crisis and hypertensive emergency, has been observed, some fatal.  Control hypertension prior to starting KYPROLIS. Monitor blood pressure regularly in all patients. If hypertension cannot be adequately controlled, withhold KYPROLIS and evaluate. Consider whether to restart based on a benefit/risk assessment.
Venous Thrombosis
•Venous thromboembolic events (including deep venous thrombosis and pulmonary embolism) have been observed. Provide thromboprophylaxis for patients being treated with the combination of KYPROLIS with dexamethasone or with lenalidomide plus dexamethasone or with daratumumab and dexamethasone. The thromboprophylaxis regimen should be based on an assessment of the patient's underlying risks.
•For patients using hormonal contraception associated with a risk of thrombosis, consider an alternative method of effective contraception during treatment.
Infusion-Related Reactions
•Infusion-related reactions, including life–threatening reactions, have occurred. Signs and symptoms include fever, chills, arthralgia, myalgia, facial flushing, facial edema, laryngeal edema, vomiting, weakness, shortness of breath, hypotension, syncope, chest tightness, or angina. These reactions can occur immediately following or up to 24 hours after administration. Premedicate with dexamethasone to reduce the incidence and severity of infusion-related reactions.

Hemorrhage

•Fatal or serious cases of hemorrhage have been reported. Hemorrhagic events have included gastrointestinal, pulmonary, and intracranial hemorrhage and epistaxis. Promptly evaluate signs and symptoms of blood loss. Reduce or withhold dose as appropriate.
Thrombocytopenia

•KYPROLIS causes thrombocytopenia with recovery to baseline platelet count usually by the start of the next cycle. Monitor platelet counts frequently during treatment. Reduce or withhold dose as appropriate.

Hepatic Toxicity and Hepatic Failure

•Cases of hepatic failure, including fatal cases, have occurred. KYPROLIS can cause increased serum transaminases. Monitor liver enzymes regularly regardless of baseline values. Reduce or withhold dose as appropriate.

Thrombotic Microangiopathy

•Cases of thrombotic microangiopathy, including thrombotic thrombocytopenic purpura/hemolytic uremic syndrome (TTP/HUS), including fatal outcome, have occurred. Monitor for signs and symptoms of TTP/HUS. Discontinue if diagnosis is suspected. If the diagnosis of TTP/HUS is excluded, KYPROLIS may be restarted. The safety of reinitiating KYPROLIS is not known.

Posterior Reversible Encephalopathy Syndrome (PRES)

•Cases of PRES have occurred in patients receiving KYPROLIS. If PRES is suspected, discontinue and evaluate with appropriate imaging. The safety of reinitiating KYPROLIS is not known.

Progressive Multifocal Leukoencephalopathy (PML)

•Cases of PML, including fatal cases, have occurred. In addition to KYPROLIS, other contributary factors may include prior or concurrent use of immunosuppressive therapy. Consider PML in any patient with new onset of or changes in pre-existing neurological signs or symptoms. If PML is suspected, discontinue and initiate evaluation for PML including neurology consultation.

Increased Fatal and Serious Toxicities in Combination with Melphalan and Prednisone in Newly Diagnosed Transplant-ineligible Patients

•In a clinical trial of transplant-ineligible patients with newly diagnosed multiple myeloma comparing KYPROLIS, melphalan, and prednisone (KMP) vs bortezomib, melphalan, and prednisone (VMP), a higher incidence of serious and fatal adverse reactions was observed in patients in the KMP arm. KMP is not indicated for transplant-ineligible patients with newly diagnosed multiple myeloma.

Embryo-fetal Toxicity

•KYPROLIS can cause fetal harm when administered to a pregnant woman.

•Advise pregnant women of the potential risk to a fetus. Females of reproductive potential should use effective contraception during treatment with KYPROLIS and for 6 months following the final dose. Males of reproductive potential should use effective contraception during treatment with KYPROLIS and for 3 months following the final dose.

Adverse Reactions

•The most common adverse reactions in the combination therapy trials: anemia, diarrhea, fatigue, hypertension, pyrexia, upper respiratory tract infection, thrombocytopenia, cough, dyspnea, and insomnia.

•The most common adverse reactions in monotherapy trials: anemia, fatigue, thrombocytopenia, nausea, pyrexia, dyspnea, diarrhea, headache, cough, edema peripheral.

Please see accompanying full Prescribing Information.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 5,000+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the potential expanded access of tislelizumab, BRUKINSA® and XGEVA® upon their inclusion in the NDRL, the potential patient benefits, the potential NRDL inclusion of future expanded indications of these medicines, and the further advancement of, and anticipated clinical development, regulatory milestones and commercialization of these medicines. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

XGEVA® and KYPROLIS® are registered trademarks of Amgen.

QARZIBA® is a registered trademark of EUSA Pharma.

Investor Contact                        Media Contact
Craig West                                Liza Heapes or Vivian Ni
+1 857-302-5189                        +1 857-302-5663 or +1 857-302-7596
ir@beigene.com                        media@beigene.com

i Moreau P, Richardson PG, Cavo M, et al. Proteasome inhibitors in multiple myeloma: 10 years later. Blood. 2012 Aug 2;120(5):947-59
ii Kortuem KM and Stewart AK. Carfilzomib. Blood. 2013 Feb 7;121(6):893
iii Amgen Data on File